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EXHIBIT 1D

          TRANSACTIONS IN THE SHARES EFFECTED BY THE REPORTING PERSONS
                WITHIN THE LAST SIXTY DAYS (AS OF AUGUST 9, 2001)

     The Reporting Persons engaged in the following transactions in Shares of the Company during the past sixty (60) days. All transactions involved purchases of Shares on the New York Stock Exchange, unless marked (P) or (T) in the second column to indicate a purchase on the Pacific Stock Exchange or in the Third Market, respectively.

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

----------------------------------------------------------------------------------------------------------------
                                      Denotes
                                       Third                                              Price per Share
Reporting Person with Direct          Market(T)            Date of         Number of         (including
  Beneficial Ownership                 Trade             Transaction        Shares          Commissions)

Relational Investors, LLC                                   08/9/01        1,720,186             $22.758

Relational Investors, L.P.                                  08/9/01        5,510,490             $22.758

Relational Fund Partners, L.P.                              08/9/01          319,102             $22.758

Relational Coast Partners, L.P.                             08/9/01          232,502             $22.758

Relational Partners, L.P.                                   08/9/01          717,720             $22.758

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EXHIBIT 8

EXHIBIT 9